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                                                                    Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            SCOTT TECHNOLOGIES, INC.

                 Pursuant to Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware

         SCOTT TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the corporation is Scott Technologies, Inc. (the "Corporation"). The Corporation was originally incorporated under the name Figgie International Holdings Inc. on May 11, 1983.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation was duly adopted and hereby restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation as follows:

         ARTICLE FIRST: The name of the Corporation is Scott Technologies, Inc. (hereinafter the "Corporation").

         ARTICLE SECOND: The registered office of the Corporation is to be located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

         ARTICLE THIRD: The purpose or purposes for which the Corporation is formed are:

                  (a) to manufacture, purchase or otherwise acquire, hold, own, use, mortgage, sell, lease, pledge, assign, exchange or otherwise dispose of merchandise and property of any and every class or description;

                  (b) to acquire all or any part of the good will, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, person or entity, domestic or foreign, heretofore or hereafter engaged in any business and to pay for the same in cash or in shares or obligations of the Corporation or otherwise, and to hold, utilize, enjoy, and in any manner dispose of the whole or any part of the rights and property so acquired in the State of Delaware or any other state, territory or country, provided such business is not prohibited by the laws of the State of Delaware;



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                  (c) to guarantee the obligations of and to aid in any manner any corporation, association, firm or individual, in which, or in the welfare of which, the Corporation shall have any interest, direct or indirect, and to aid or participate in the reorganization, consolidation or merger of any corporation, association or firm in which, or in the welfare of which, the Corporation shall have any interest; and

                  (d) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         Each purpose specified in any clause or paragraph of this Article is an independent purpose and shall not be limited by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation.

         ARTICLE FOURTH: The number of shares which the Corporation is authorized to issue is thirty-nine million two hundred seventeen thousand four hundred and ninety-five (39,217,495), of which shares

                  (a) three million two hundred seventeen thousand four hundred and ninety-five (3,217,495) shall be preferred stock designated as Preference Stock with a par value of one dollar ($1.00) per share (hereinafter called the "Preference Stock"); and

                  (b) thirty-six million (36,000,000) shall be common stock designated as Common Stock with a par value of ten cents ($.10) per share (hereinafter called the "Common Stock").


         The terms of each class of stock are set forth in the following Divisions.


                                   DIVISION I

The terms of the Preference Stock are as follows:

         (A) Authority of Board of Directors to Create Series. The Board of Directors of the Corporation is hereby expressly granted authority, to the full extent now or hereafter permitted herein and by the laws of the State of Delaware, at any time or from time to time, by resolution or resolutions, to create one or more series of the Preference Stock, to fix the authorized number of shares of any series (which number of shares may vary as between series and be changed from time to time by like action), and to fix the terms of such series, including but not limited to, the following:

                  (1) the designation of such series, which may be by distinguishing number, letter, or title;



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                  (2) the rate or rates at which shares of such series shall be entitled to receive dividends, the periods in respect of which dividends are payable, the conditions upon, and times of payment of, such dividends, the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock, whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate, and the other terms and conditions applicable to dividends upon shares of such series;

                  (3) the rights of the holders of the shares of such series in case the Corporation be liquidated, dissolved, or wound up (which may vary depending upon the time, manner, or voluntary or involuntary nature or other circumstances of such liquidation, dissolution, or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;

                  (4) the right, if any, to redeem shares of such series at the option of the Corporation, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption, and the manner, effect, and other terms and conditions of any such redemption thereof;

                  (5) the obligation, if any, of the Corporation to purchase, redeem, or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, or the number of shares to be purchased, redeemed or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;

                  (6) the voting rights, if any, full, special, or limited, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preference Stock, restricting the permissible terms of other series or the permissible variations between series of the Preference Stock, authorizing or issuing additional shares of the Preference Stock, creating debt, or creating any class of stock ranking prior to or on a parity with the Preference Stock or any series thereof as to dividends, or assets remaining for distribution to the stockholders in the event of the liquidation, dissolution, or winding up of the Corporation);

                  (7) the right, if any, to exchange or convert the shares of such series into shares of any other series of the Preference Stock or into shares of any other class of stock of the Corporation, and the rate or basis, time, manner, terms, and conditions of exchange or conversion or the method by which the same shall be determined; and



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                  (8) the other special rights, if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series.

         The Board of Directors shall fix the terms of each such series by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preference Stock.

         Shares of any series of the Preference Stock, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the Corporation, shall have the status of authorized and unissued shares of the Preference Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of the Preference Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of the Preference Stock, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preference Stock.


                                   DIVISION II

         The terms of the Common Stock are as follows:

         (A) Dividend Rights. After unpaid cumulative dividends on all the outstanding shares of Preference Stock for all prior fiscal years and also the full dividend on such shares for the current quarter year dividend period shall have been declared and paid or set aside in accordance with the terms thereof, cash dividends may be paid upon the Common Stock out of any funds lawfully available for dividends under the laws of the State of Delaware, if, when, and as declared by the Board of Directors of the Corporation in its discretion.

         (B) Voting Rights. The holders of the Common Stock shall, subject to the provisions of the Bylaws of the Corporation and of the statutes of the State of Delaware relating to the fixing of a record date and other matters, be entitled to one (1) vote for each share of Common Stock held by them, respectively, for the election of directors and for all other purposes.

         (C) Liquidation. In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of shares of the Preference Stock the full preferential amounts to which they are entitled, the holders

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of the Common Stock shall be entitled to receive pro rata, to the exclusion of the holders of shares of the Preference Stock, the assets of the Corporation remaining for distribution to its stockholders.

         The consolidation or merger of the Corporation into or with any other corporation or corporations shall not be deemed a liquidation, dissolution, or winding up within the meaning of the preceding paragraph.

                                      * * *

         Effective at the time of the filing with the Secretary of State of the State of Delaware of this Restated Certificate of Incorporation of the Corporation, (I) each share of the Corporation's Class A Common Stock, par value $.10 per share ("Class A Common Stock"), issued and outstanding or held in treasury immediately prior to such time shall, without any action on the part of the respective holders thereof, be reclassified as and converted into one share of Common Stock and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation's Class A Common Stock shall, from and after such time and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock into which the shares of Class A Common Stock represented by such stock certificate were reclassified pursuant hereto, and (ii) each share of the Corporation's Class B Common Stock, par value $.10 per share ("Class B Common Stock"), issued and outstanding or held in treasury immediately prior to such time shall, without any action on the part of the respective holders thereof, be reclassified as and converted into one share of Common Stock, and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation's Class B Common Stock shall, from and after such time and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock into which the shares of Class B Common Stock represented by such stock certificate were reclassified pursuant hereto.

         ARTICLE FIFTH: No action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting except by the unanimous written consent of the stockholders entitled to vote thereon; provided, however, that such action may be taken by less than the unanimous written consent of the stockholders if it has been recommended to them for their approval by the affirmative vote of two-thirds (2/3) of the whole board, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors, as these terms are defined in section (a) of Article Sixth.

         ARTICLE SIXTH: (a) Except as otherwise specifically provided in section
(b) of this Article Sixth, the following definitions shall apply to this Article Sixth and to this Certificate of Incorporation generally:

                  (1) An "affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.


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                  (2) "Beneficial ownership" shall be determined pursuant to
         Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect at July 18, 1983; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any voting shares:

                           (A) which such person or any of its affiliates
                  beneficially owns, directly or indirectly; or

                           (B) which such person or any of its affiliates has
                  (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, arrangement, or understanding with this Corporation to effect any transaction which is described in any one or more of clauses (i) through (iv) of section
                  (b)(1)(A) of this Article Sixth) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                           (C) which are beneficially owned, directly or
                  indirectly, by any person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

         and provided further, however, that (1) no director or officer of this Corporation (or any affiliate of such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any voting shares beneficially owned by any other such director or officer (or any affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any voting shares held under any such plan. The outstanding voting shares shall include only voting shares then outstanding and shall not include any voting shares which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.


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                  (3) "Continuing director" shall mean a person who was a member of the Board of Directors at December 15, 1998 or who was designated (before his initial election or appointment as a director) as a continuing director by a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, by a majority of the then continuing directors.

                  (4) A "person" shall mean any individual, firm, corporation, or other entity.

                  (5) "Subsidiary" shall mean any corporation of which 50% or more of each class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect at July 18, 1983) is owned, directly or indirectly, by this Corporation.

                  (6) "Voting shares" shall mean shares of capital stock of this Corporation entitled to vote generally in the election of directors.

                  (7) "Whole board" shall mean the total number of directors which this Corporation would have if there were no vacancies.

         (b) Except as otherwise provided in this section (b), the provisions and requirements of this section shall be in addition to any requirements of law and the other provisions of this Certificate of Incorporation. However, the provisions and requirements of this section, except for those set forth in subsection (1), shall not apply to any transaction which has received the affirmative vote of two-thirds (2/3) of the whole board, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors. It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the Corporation to any transaction within the scope of this section (b), generally including certain majority share acquisitions or combinations, mergers or consolidations, or dispositions of assets, on the Board of Directors' evaluation of what is in the best interests of the Corporation, and for the Board of Directors, in evaluating what is in the best interests of the Corporation, to consider (i) the best interests of all the stockholders, taking into account, among other factors, not only the consideration being offered in any such transaction in relation to the then current market price, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the corporation as an independent entity; and (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal, and economic effects of any such transaction upon employees, suppliers, customers, and business of the Corporation.

                  (1) If a stockholder vote would be required by the Ohio General Corporation Law if this Corporation were incorporated under the laws of the State of Ohio, then the stockholders of the Corporation shall be entitled to such vote, and the affirmative vote of the

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         holders of shares entitling them to exercise 80% of the voting power of the Corporation, given in person or by proxy at a meeting called for the purpose, shall be necessary:

                           (A) to approve (i) the lease, sale, exchange,
                  transfer or other disposition by the Corporation of all, or substantially all, of its assets or business to a related company or an affiliate of a related company, or (ii) the consolidation of the Corporation with or its merger into a related company or an affiliate of a related company, or (iii) the merger into the Corporation or a subsidiary of the Corporation of a related company or an affiliate of a related company, or (iv) a combination or majority share acquisition in which the Corporation is the acquiring corporation and its voting shares are issued or transferred to a related company or an affiliate of a related company or to stockholders of a related company or an affiliate of a related company or an associated person; or

                           (B) to approve any agreement, contract, or other
                  arrangement with a related company or an affiliate of a related company or an associated person providing for any of the transactions described in paragraph (A) above; or

                           (C) to effect any amendment of this Certificate of
                  Incorporation which changes the provisions of this subsection
                  (1).

                  For the purpose of this subsection (1), (i) a "related company" in respect of a given transaction shall be any person, partnership, corporation or firm which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, in excess of 5% of the shares of any outstanding class of shares of the Corporation entitled to vote upon such transaction, as of the record date used to determine the shareholders of the Corporation entitled to vote upon such transaction; (ii) an "affiliate" of a related company shall be any individual, joint venture, trust, partnership or corporation which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the related company; (iii) an "associated person" of a related company shall be any officer or director or any beneficial owner, directly or indirectly, of 10% or more of any class of equity security of such related company or any of its affiliates; and (iv) the terms "combination," "majority share acquisition," and "acquiring corporation" shall have the same meaning as that contained in section 1701.01 of the Ohio General Corporation Law or any similar provision hereafter enacted.

                  The determination of the Board of Directors of the Corporation, based on information known to the Board of Directors and made in good faith, shall be conclusive as to whether any person, partnership, corporation or firm is a related company or affiliate or associated person as defined in this subsection (1).


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                  (2) The terms "related company," "affiliate," "combination,"
         "majority share acquisition," "acquiring corporation," and "associated person" shall have the same meanings in this subsection (2) as are ascribed to such terms in subsection (1).

                           (A) In the event that the requisite corporate action
                  has been taken in accordance with the other provisions of this Certificate of Incorporation and in accordance with the laws of the State of Delaware to approve the adoption of or to authorize:

                              (i) the lease, sale, exchange, transfer or other
                           disposition by the Corporation of all or substantially all of its assets or business to a related company or an affiliate of a related company or an associated person of a related company; or

                             (ii) any combination or a majority share
                           acquisition or other transaction in which the Corporation is the acquiring corporation and its voting shares are issued or transferred to a related company or an affiliate of a related company or to stockholders of a related company or of an affiliate of a related company or to an associated person of a related company; or

                            (iii) any transaction proposed by or receiving the
                           favorable vote of any related company, affiliate of a related company or an associated person of a related company, the effect of which would be to cause the involuntary surrender of the covered stock (as defined in paragraph (B)) of the Corporation held by any stockholder of the Corporation who is not a related company or an affiliate of a related company or an associated person of a related company; or

                             (iv) any agreement, contract, or other arrangement
                           with a related company or an affiliate of a related company or an associated person of a related company providing for any of the transactions described in
                           (i) through (iii) above;

                  then in such event the provisions of paragraph (B) below shall be satisfied prior to the consummation of any transaction described in clauses (i) through (iv) above.

                  (B) Any cash or the fair market value of any property to be received per share of any class or series of covered stock held by each covered stockholder of the Corporation who does not affirmatively vote to approve such transaction described in clauses (i) through (iv) of paragraph (A) above shall not be less than:


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                              (i) the highest price per share (including
                           brokerage commissions, soliciting dealers' fees, dealer management compensation, cost of newspaper advertisements, printing expenses, and attorneys' fees and other expenses) paid by such related company or an affiliate of such related company or an associated person of such related company in acquiring such class or series of shares of covered stock of the Corporation, or, if no shares of that class or series of covered stock were acquired by such person, the highest market price per share of such class or series for any day on which such person acquired any of the covered stock of the Corporation, plus;

                             (ii) an amount which exceeds such price per share
                           by the same amount by which such price per share exceeds the lower of:

                                    (a) the market price per share of such class
                                 or series of covered stock of the Corporation immediately prior to the commencement of the acquisition of any of such class or series of covered stock of the Corporation by such related company, affiliate of such related company or an associated person of such related company; or

                                    (b) the lowest price per share paid for any
                                 share of such class or series of covered stock of the Corporation by such related company, affiliate of such related company or an associated person of such related company, or, if no shares of that class or series of covered stock were acquired by such person, the lowest market price per share of such class or series for any day on which such person acquired any of the covered stock of the Corporation.

         In the event that the terms of any transaction covered by the provisions of paragraph (A) above do not provide for any cash or property to be received by the holders of the issued and outstanding covered stock of the Corporation, then any covered stockholder of the Corporation who, by reason of such transaction is entitled to exercise his statutory appraisal rights under Delaware law, as expanded in section (d) of this Article Sixth, shall, upon the proper exercise of appraisal rights, receive cash per share of covered stock which shall not be less than the amount derived by application of the formula set forth in this paragraph (B). In the event that the requisite corporate action to be taken to approve the adoption of or to authorize any transaction covered by the provisions of paragraph (A) above requires a vote of any of the stockholders of the Corporation, the phrase "covered stockholder of the Corporation" as used in this paragraph (B) shall mean such holder of shares of Common Stock or such other stock as is designated in this Certificate of Incorporation or by the Board of Directors in the resolution or resolutions fixing the terms of such stock (the "covered stock") as is registered

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         as such on the books of the Corporation as of the record date set to determine those stockholders who are entitled to vote upon such transaction. In the event that such requisite corporate action does not require a vote of any of the stockholders of the Corporation, such phrase shall mean such holder of shares of covered stock as is registered as such on the books of the Corporation as of the date on which such requisite corporate action is taken. In either of such events, the provisions of this paragraph (B) shall apply only with respect to shares of covered stock owned by such covered stockholder on such record date or date on which such requisite corporate action is taken, whichever is applicable.

                  (C) The Corporation shall not enter into any of the transactions covered by the provisions of paragraph (A) above if such related company or an affiliate of such related company or an associated person of such related company from and after the date on which it first became such shall have:

                              (i) acquired any newly issued or treasury shares
                           of the Corporation's capital stock directly or indirectly from the Corporation (except upon conversion of convertible securities or as a result of a pro rata stock dividend or stock split);

                             (ii) received the benefit directly or indirectly
                           (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation;

                            (iii) made any material change in the Corporation's
                           business, equity capital structure or dividend practices;

                             (iv) made, caused, or brought about directly or
                           indirectly, any change in the Corporation's
                           Certificate of Incorporation or Bylaws; or

                              (v) made, caused, or brought about, directly or
                           indirectly, any change in the membership of the Corporation's Board of Directors or Committees thereof.

                  (D) The determination of a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors, based on information known to it and made in good faith shall be conclusive as to (i) whether any transaction is included within the provisions of this subsection (2), and (ii) the fair market value of any property to be received by each covered stockholder pursuant to the provisions of paragraph (B) of this subsection (2).


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                  (E) No amendment of this Certificate of Incorporation shall amend, alter, repeal, or change the effect of any of the provisions of this subsection (2) unless such amendment shall receive the affirmative vote of (i) the holders of then outstanding voting shares entitling the holders thereof to cast at least 95% of the votes entitled to be cast by the holders of all of the then outstanding voting shares entitled to vote thereon and (ii) the holders of voting shares entitled to cast at least 55% of the votes entitled to be cast thereon by the stockholders who are not as of the record date fixed for such vote a related company, affiliate of a related company or an associated person of a related company.

         (c)(1) A majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors, shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (A) the number of voting shares beneficially owned by any person, (B) whether a person is an affiliate of another, (C) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (D) the application of any other definition or operative provision of the section to the given facts, or (E) any other matter relating to the applicability or effect of this section.

         (2) Any constructions, applications, or determinations made by the Board of Directors or by the continuing directors, as the case may be, pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

         (d) To the maximum extent permissible under section 262(c) of the Delaware General Corporation Law or any successor section or sections, the holders of voting shares of the Corporation shall be entitled to the statutory appraisal rights permitted therein as to an amendment to this Certificate of Incorporation, any merger or consolidation in which the Corporation is a constituent corporation, or the sale of all or substantially all of the assets of the Corporation, but only if such amendment or transaction requires the approval of the stockholders; provided, however, that this section of this Article Sixth shall not apply to any transaction which has received the affirmative vote of two-thirds (2/3) of the whole board, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors.

         ARTICLE SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to permit a corporation to further eliminate or limit the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any amendment, repeal, or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation for any act or omission occurring prior to the date when such amendment, repeal, or modification became effective.

         ARTICLE EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to adopt, amend, and repeal the Bylaws of the Corporation. Notwithstanding the foregoing, any amendment, alteration, change, or repeal of the provisions set forth in Article Fifth and Sixth of this Certificate of Incorporation, except for sections (b)(1) and (b)(2) of Article Sixth, which must be amended as provided therein; sections 1(b), 1(e), and 1(g) of Article I, sections 2 and 3 of Article II, and Article IX of the Bylaws; and this Article Eighth shall, in addition to any other vote or approval required by law or by this Certificate of Incorporation, require the affirmative vote of the holders of then outstanding voting shares entitling the holders thereof to cast at least 80% of the votes entitled to be cast by the holders of all of the then outstanding voting shares; provided, however, that this sentence shall not apply to, and such 80% vote shall not be required for, any amendment, alteration, change, or repeal declared advisable by the Board of Directors by the affirmative vote of two-thirds (2/3) of the whole board and submitted to the stockholders for their consideration, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors, as these terms are defined in section (a) of Article Sixth.

         ARTICLE NINTH: In the event any provision (or portion thereof) of this Certificate of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, notwithstanding any such finding.

         IN WITNESS WHEREOF, Scott Technologies, Inc. has caused this Restated Certificate of Incorporation to be signed by Glen W. Lindemann, its President, and attested by Debra L. Kackley, its Secretary, this ____ day of _______________, 1998.

                                     SCOTT TECHNOLOGIES, INC.



                                     By:________________________________
                                     Glen W. Lindemann



ATTEST:



--------------------------
Debra L. Kackley